Exhibit 99.1

News Release
nVent Announces First Quarter 2024 Financial Results
Record sales and strong EPS; updating full-year guidance
•Reported sales of $875 million up 18%, organically up 5%
•Reported EPS of $0.62, up 11%; Adjusted EPS of $0.77, up 15%
•Cash Flows from Operations of $90 million, up 30%; Free Cash Flow of $74 million, up 41%
•Updating full-year EPS guidance to $2.74 to $2.82; Raising adjusted EPS guidance to $3.22 to $3.30

Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON, UNITED KINGDOM – May 3, 2024 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced financial results for the first quarter of 2024 and provided guidance for the second quarter and full-year 2024.
“We had a strong start to the year with record sales, margin expansion and robust cash flows. We continue to see great demand for Data Solutions, growing with the acceleration of AI and high-performance computing. During the quarter we also published our 2023 Sustainability Report, which details meaningful progress across our focus areas of people, products, planet and governance, and highlights two new goals. I'm very proud of our team and all that we have accomplished,” said nVent Chair and Chief Executive Officer Beth Wozniak.

“We believe we are well positioned with electrification, sustainability and digitalization trends. We continue to execute on our strategy with a focus on high-growth verticals, new products, global expansion and acquisitions. As a result of our strong Q1 performance, we are raising our full-year adjusted EPS guidance.”

First quarter 2024 sales of $875 million were up 18 percent relative to first quarter 2023 and increased 5 percent organically, which excludes the impact from currency fluctuations and acquisitions. First quarter 2024 earnings per diluted share (“EPS”) were $0.62, up 11 percent, while on an adjusted basis, the company had EPS of $0.77, up 15 percent. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.

First quarter 2024 operating income was $159 million, up 28 percent, compared to $124 million in the first quarter of 2023. On an adjusted basis, segment income was $192 million, up 30 percent, compared to $148 million in the first quarter of 2023.

nVent had net cash provided by operating activities of $90 million in the first quarter compared to $69 million in the first quarter of 2023. Free cash flow generated was $74 million in the first quarter compared to $52 million in the first quarter of 2023.

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FIRST QUARTER PERFORMANCE ($ in millions)(1)

nVent Electric plc
	Three months ended
	March 31, 2024	March 31, 2023	% / point change
Net Sales	$875	$741	18%
Organic			5%
Operating Income	$159	$124	28%
Reported ROS	18.2%	16.8%	140 bps
Segment Income	$192	$148	30%
Adjusted ROS	22.0%	20.0%	200 bps

Enclosures
	Three months ended
	March 31, 2024	March 31, 2023	% / point change
Net Sales	$440	$391	13%
Organic			11%
ROS	21.6%	21.1%	50 bps

Electrical & Fastening Solutions
	Three months ended
	March 31, 2024	March 31, 2023	% / point change
Net Sales	$292	$206	42%
Organic			-3%
ROS	29.2%	29.8%	-60 bps

Thermal Management
	Three months ended
	March 31, 2024	March 31, 2023	% / point change
Net Sales	$143	$144	-1%
Organic			-1%
ROS	22.3%	21.5%	80 bps
(1) Certain figures presented in the tables are rounded.

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GUIDANCE FOR FULL-YEAR AND SECOND QUARTER 2024
The company continues to expect reported sales growth for full-year 2024 of 8 to 10 percent and organic sales growth of 3 to 5 percent. The company now expects full-year 2024 EPS of $2.74 to $2.82 on a GAAP basis and adjusted EPS of $3.22 to $3.30, versus prior guidance of $2.73 to $2.83 on a GAAP basis and adjusted EPS of $3.17 to $3.27.

The company estimates second quarter 2024 reported sales growth of 10 to 12 percent and organic sales growth of 3 to 5 percent. The company estimates second quarter 2024 EPS on a GAAP basis of $0.70 to $0.72 and adjusted EPS of $0.81 to $0.83.

DIVIDENDS
nVent previously announced on February 19, 2024 that its Board of Directors approved a regular cash dividend of $0.19 per share, payable during the second quarter on May 10, 2024.

EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s first quarter performance on a conference call with analysts and investors at 9:00 a.m. ET today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (http://investors.nvent.com). To participate, please dial 1-833-630-1071 or 1-412-317-1832 approximately ten minutes before the 9:00 a.m. ET start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through May 17, 2024 by dialing 1-877-344-7529 or 1-412-317-0088, along with the access code 9620055.

About nVent

nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London and our management office in the United States is in Minneapolis. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, ILSCO, RAYCHEM and SCHROFF.

nVent CADDY, ERICO, HOFFMAN, ILSCO, RAYCHEM and SCHROFF are trademarks owned or licensed by nVent Services GmbH or its affiliates.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “could,” “positioned,” “strategy,” “future,” “are confident,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Among these factors are adverse effects on our business operations or financial results, including due to the overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions, including the ECM Industries and other recent acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; volatility in currency exchange rates, interest rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; increased risks associated
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with operating foreign businesses, including risks associated with military conflicts, such as that between Russia and Ukraine, and related sanctions; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.
Investor Contact
Tony Riter
Vice President, Investor Relations
nVent
763.204.7750
Tony.Riter@nVent.com

Media Contact
Stacey Wempen
Director, External Communications
nVent
763.204.7857
Stacey.Wempen@nVent.com
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nVent Electric plc
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended
In millions, except per share data	March 31, 2024	March 31, 2023
Net sales	$874.6	$740.6
Cost of goods sold	519.1	437.4
Gross profit	355.5	303.2
% of net sales	40.6%	40.9%
Selling, general and administrative	175.5	162.4
% of net sales	20.1%	21.9%
Research and development	20.8	16.7
% of net sales	2.4%	2.3%
Operating income	159.2	124.1
% of net sales	18.2%	16.8%
Net interest expense	22.2	7.8
Other expense	1.2	1.2
Income before income taxes	135.8	115.1
Provision for income taxes	30.7	21.3
Effective tax rate	22.6%	18.5%
Net income	$105.1	$93.8
Earnings per ordinary share
Basic	$0.64	$0.57
Diluted	$0.62	$0.56
Weighted average ordinary shares outstanding
Basic	165.5	165.3
Diluted	168.5	168.0
Cash dividends paid per ordinary share	$0.19	$0.175

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nVent Electric plc
Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2024	December 31, 2023
In millions
Assets
Current assets
Cash and cash equivalents	$211.4	$185.1
Accounts and notes receivable, net	591.5	589.5
Inventories	441.1	441.3
Other current assets	129.9	120.2
Total current assets	1,373.9	1,336.1
Property, plant and equipment, net	383.5	390.0
Other assets
Goodwill	2,571.2	2,571.1
Intangibles, net	1,489.6	1,517.0
Other non-current assets	351.5	347.5
Total other assets	4,412.3	4,435.6
Total assets	$6,169.7	$6,161.7
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$33.8	$31.9
Accounts payable	263.2	275.7
Employee compensation and benefits	95.3	122.2
Other current liabilities	298.0	303.8
Total current liabilities	690.3	733.6
Other liabilities
Long-term debt	1,739.8	1,748.8
Pension and other post-retirement compensation and benefits	149.1	153.0
Deferred tax liabilities	202.3	204.4
Other non-current liabilities	175.9	179.8
Total liabilities	2,957.4	3,019.6
Equity	3,212.3	3,142.1
Total liabilities and equity	$6,169.7	$6,161.7

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nVent Electric plc
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended
In millions	March 31, 2024	March 31, 2023
Operating activities
Net income	$105.1	$93.8
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	14.4	11.1
Amortization	25.2	17.6
Deferred income taxes	(0.2)	0.6
Share-based compensation	6.6	5.7
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(6.1)	20.8
Inventories	(7.9)	(17.3)
Other current assets	(12.1)	(13.5)
Accounts payable	(5.4)	(7.6)
Employee compensation and benefits	(26.1)	(30.2)
Other current liabilities	(3.3)	(9.3)
Other non-current assets and liabilities	(0.2)	(2.3)
Net cash provided by (used for) operating activities	90.0	69.4
Investing activities
Capital expenditures	(16.1)	(17.1)
Proceeds from sale of property and equipment	0.3	0.2
Net cash provided by (used for) investing activities	(15.8)	(16.9)
Financing activities
Repayments of long-term debt	(7.5)	(3.8)
Dividends paid	(31.9)	(29.3)
Shares issued to employees, net of shares withheld	(0.8)	(2.5)
Repurchases of ordinary shares	—	(15.2)
Net cash provided by (used for) financing activities	(40.2)	(50.8)
Effect of exchange rate changes on cash and cash equivalents	(7.7)	3.9
Change in cash and cash equivalents	26.3	5.6
Cash and cash equivalents, beginning of period	185.1	297.5
Cash and cash equivalents, end of period	$211.4	$303.1
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nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2024	2023
In millions	First Quarter	First Quarter
Net sales
Enclosures	$439.9	$391.0
Electrical & Fastening Solutions	292.2	205.7
Thermal Management	142.5	143.9
Total	$874.6	$740.6
Segment income (loss)
Enclosures	$94.8	$82.5
Electrical & Fastening Solutions	85.2	61.3
Thermal Management	31.8	30.9
Other	(19.5)	(26.7)
Total	$192.3	$148.0
Return on sales
Enclosures	21.6%	21.1%
Electrical & Fastening Solutions	29.2%	29.8%
Thermal Management	22.3%	21.5%
Total	22.0%	20.0%

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ending December 31, 2024 excluding the effect of adjustments (Unaudited)

	Actual	Forecast (1)
In millions, except per share data	First Quarter	Second Quarter	Full Year
Net sales	$874.6
Operating income	159.2
% of net sales	18.2%
Adjustments:
Restructuring and other	$1.3
Acquisition transaction and integration costs	6.6
Intangible amortization	25.2
Segment income	$192.3
Return on sales	22.0%

Net income - as reported	$105.1	$120	$468
Adjustments to operating income	33.1	24	105
Income tax adjustments	(8.1)	(6)	(24)
Net income - as adjusted	$130.1	$138	$549
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.62	$ 0.70 - 0.72	$ 2.74 - 2.82
Adjustments	0.15	0.11	0.48
Diluted earnings per ordinary share - as adjusted	$0.77	$ 0.81 - 0.83	$ 3.22 - 3.30
(1) Forecast information represents an approximation

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2023 excluding the effect of 2023 adjustments (Unaudited)
	Actual
In millions, except per share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$740.6	$803.0	$858.8	$861.2	$3,263.6
Operating income	124.1	146.7	156.2	160.4	587.4
% of net sales	16.8%	18.3%	18.2%	18.6%	18.0%
Adjustments:
Restructuring and other	4.0	2.5	5.4	0.9	12.8
Acquisition transaction and integration costs	2.3	4.9	3.0	2.8	13.0
Intangible amortization	17.6	21.3	25.6	25.2	89.7
Inventory step-up amortization	—	5.9	11.8	—	17.7
Segment income	$148.0	$181.3	$202.0	$189.3	$720.6
Return on sales	20.0%	22.6%	23.5%	22.0%	22.1%

Net income - as reported	$93.8	$112.9	$105.5	$254.9	$567.1
Adjustments to operating income	23.9	34.6	45.8	28.9	133.2
Pension and post-retirement mark-to-market loss	—	—	—	13.9	13.9
Gain on sale of investment	—	(10.2)	—	(0.1)	(10.3)
Amortization of bridge financing debt issuance costs	—	3.6	—	—	3.6
Income tax adjustments (1)	(4.4)	(12.0)	(10.3)	(165.8)	(192.6)
Net income - as adjusted	$113.3	$128.9	$141.0	$131.8	$514.9
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.56	$0.67	$0.63	$1.51	$3.37
Adjustments	0.11	0.10	0.21	(0.73)	(0.31)
Diluted earnings per ordinary share - as adjusted	$0.67	$0.77	$0.84	$0.78	$3.06
(1) Income tax adjustments in the fourth quarter include $157.5 million resulting from favorable discrete items, primarily related to the initial recognition of tax basis in intangible assets in foreign jurisdictions and the related valuation allowance, and the tax benefit of statutory losses at a foreign holding company.
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nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter ended March 31, 2024 (Unaudited)

	Q1 Net Sales Growth
	Organic	Currency	Acq./Div.	Total
nVent	4.8%	0.1%	13.2%	18.1%
Enclosures	10.8%	0.1%	1.6%	12.5%
Electrical & Fastening Solutions	(2.6)%	0.3%	44.4%	42.1%
Thermal Management	(1.0)%	—%	—%	(1.0)%

Reconciliation of Net Sales Growth to Organic Net Sales Growth
for the quarter ending June 30, 2024 and year ending December 31, 2024 (Unaudited)

	Forecast (1)
	Q2 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	3 - 5%	—%	7%	10 - 12%	3 - 5%	—%	5%	8 - 10%
(1) Forecast information represents an approximation

nVent Electric plc
Reconciliation of cash from operating activities to free cash flow (Unaudited)

	Three months ended
In millions	March 31, 2024	March 31, 2023
Free cash flow
Net cash provided by (used for) operating activities	$90.0	$69.4
Capital expenditures	(16.1)	(17.1)
Proceeds from sale of property and equipment	0.3	0.2
Free cash flow	$74.2	$52.5